For Period ended 12/31/2013           Series 22, 23, 24, 25, 40, 41, 42, 43, 44,
File Number 811-7852                         45, 47, 48, 53, 54


Sub-Item 77B:  Accountant's report on internal control
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         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and
Board of Trustees of USAA Mutual Funds Trust


In planning and performing our audit of the financial statements of the USAA Mutual Funds Trust (comprising the USAA Flexible Income Fund, the USAA Global Managed Volatility Fund, the USAA Nasdaq-100 Index Fund, the USAA Real Return Fund, the USAA S&P 500 Index Fund, the USAA Target Retirement Income Fund, the USAA Target Retirement 2020 Fund, the USAA Target Retirement 2030 Fund, the USAA Target Retirement 2040 Fund, the USAA Target Retirement 2050 Fund, the USAA Target Retirement 2060 Fund, the USAA Total Return Strategy Fund, and the USAA Ultra Short-Term Bond Fund) as of and for the year ended December 31, 2013, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered USAA Mutual Funds Trust's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of USAA Mutual Funds Trust's internal control over financial reporting. Accordingly, we express no such opinion.


The management of USAA Mutual Funds Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. USAA Mutual Funds Trust's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. USAA Mutual Funds Trust's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of USAA Mutual Funds Trust; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of USAA Mutual Funds Trust are being made only in accordance with authorizations of management and directors of USAA Mutual Funds Trust; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of USAA Mutual Funds Trust's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of USAA Mutual Funds Trust's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of USAA Mutual Funds Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in USAA Mutual Funds Trust's internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2013.

This report is intended solely for the information and use of management and the Board of Trustees of USAA Mutual Funds Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



                                      /S/ ERNST & YOUNG LLP


San Antonio, TX
February 21, 2014

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Shareholders and
Board of Trustees of USAA Mutual Funds Trust


In planning and performing our audit of the financial statements of the USAA Mutual Funds Trust (comprising the USAA Extended Market Index Fund) as of and for the year ended December 31, 2013, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered USAA Mutual Funds Trust's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of USAA Mutual Funds Trust's internal control over financial reporting. Accordingly, we express no such opinion.

The management of USAA Mutual Funds Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. USAA Mutual Funds Trust's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. USAA Mutual Funds Trust's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of USAA Mutual Funds Trust; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of USAA Mutual Funds Trust are being made only in accordance with authorizations of management and directors of USAA Mutual Funds Trust; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of USAA Mutual Funds Trust's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of USAA Mutual Funds Trust's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of USAA Mutual Funds Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in USAA Mutual Funds Trust's internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2013.

This report is intended solely for the information and use of management and the Board of Trustees of USAA Mutual Funds Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


                                             /S/ ERNST & YOUNG LLP



San Antonio, TX
February 18, 2014